SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

  X       Filed by the Registrant
------
          Filed by a Party other than the Registrant
------
Check the appropriate box:
          Preliminary Proxy Statement
------
          Confidential, for Use of the Commission Only (as permitted by Rule
------    14a-6(e)(2))
          Definitive Proxy Statement
------
  X       Definitive Additional Materials
------
          Soliciting Material  Pursuant to Rule 14a-11(c) or Rule 14a-12
------
                           The Female Health Company
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
  X       No fee required.
------
          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
------    0-11.

          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:

          Fee paid previously with preliminary materials:
------
          Check box if any part of the fee is offset as provided by Exchange
------ Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1)  Amount previously paid:
          (2)  Form, Schedule or Registration Statement no.:
          (3)  Filing Party:
          (4)  Date Filed:



                           THE FEMALE HEALTH COMPANY

                                             875 North Michigan Avenue
                                             Suite 3660
                                             Chicago, Illinois 60611
                                             312.280.1119 * FAX 312.280.9360
                                             www.femalehealth.com

March 9, 1999

Dear Shareholder of The Female Health Company:

You have recently received a proxy statement in connection with the upcoming annual meeting of the shareholders of The Female Health Company. The proxy statement asks you to vote For the election of the directors of the company specified therein, to ratify the appointment of the company's auditors for the current fiscal year and to approve an amendment to the company's Amended Restated Articles of Incorporation to increase the company's authorized stock. This letter amends that proxy statement.

In the proxy statement, we indicated that we anticipated that proxies would be solicited only by mail, except that solicitation personally or by telephone may also be made by our regular employees, who would receive no additional compensation for their services in connection with the solicitation. Because we believe that it is imperative that the company's Amended and Restated Articles of Incorporation be amended to increase the company's authorized stock so that sufficient shares are available for sale by the company under its equity line agreement, we have now also decided to hire Georgeson & Company Inc. ("Georgeson") to solicit proxies from brokers, banks and other institutional holders and from beneficial owners and individual holders of record. For their services, we have agreed to pay Georgeson $7,000 plus $5.00 per completed call by Georgeson to individual stockholders and beneficial owners and have agreed to reimburse Georgeson for certain other expenses.

We again urge you to read the proxy statement carefully and urge you to vote For the proposals set forth therein.

Very truly yours,

/s/ O.B. Parrish

O. B. Parrish, Chairman of the Board
and Chief Executive Officer